Exhibit 10.1

Second AMENDMENT TO
SECURITIES PURCHASE, LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO SECURITIES PURCHASE, LOAN AND SECURITY AGREEMENT (the “Amendment”) is made as of the 15th day of March, 2019 by and between Capstone Therapeutics Corp., a Delaware corporation located at 1275 West Washington Street, Suite 104, Tempe, Arizona 85281 (the “Company”), and BP Peptides, LLC, a Delaware limited liability company located at 122 East 42nd Street, Suite 4305, New York, New York 10168 (the “Buyer”).

RECITALS

A.       The Buyer and the Company entered into that certain Securities Purchase, Loan and Security Agreement dated as of July 14, 2017 (the “Purchase and Loan Agreement”), pursuant to which the Buyer made a loan to the Company (the “Loan”) in the aggregate principal amount of $2,427,500, and which provided for quarterly interest payments.

B.       On January 30, 2018, the Buyer and the Company entered into that certain First Amendment to Securities Purchase, Loan and Security Agreement to provide that interest will no longer be payable quarterly and instead will all be due on the Maturity Date.

C.       The Buyer and the Company now wish to further amend the terms of the Purchase and Loan Agreement as set forth below to provide for the advancement by the Buyer of additional operating capital to the Company.

IN CONSIDERATION of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.                  Recitals. All of the statements contained in the Recitals above are accurate, and by this reference, are hereby incorporated into and made a part of the body of this Amendment.

2.                  Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Purchase and Loan Agreement.

3.                  Amendment.

3.1 Section 2(d) of the Purchase and Loan Agreement is hereby amended to read in its entirety as follows:

“(d) The Company may from time to time request that the Buyer make additional advances to the Company up to a maximum aggregate amount of $500,000 (“Maximum Amount”) to fund continuing operations through May 31, 2020, as determined by the Company and approved by its Board of Directors, such that the Company’s available cash (cash balance less currently payable liabilities) does not fall below $100,000. Any such request for a cash advance shall be in increments of $50,000 and be accompanied by an officer’s certificate, in a form reasonably acceptable to the Buyer, certifying that the Company is in compliance with the conditions set forth in the Purchase and Loan Agreement. Any such amounts will be transferred by Buyer to the Company within seven (7) business days. Any such amounts will be added to the principal amount of the Loan. The Buyer may, at its sole discretion, elect to increase the Maximum Amount to an amount not to exceed $700,000 upon written notice to the Company.

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3.3 All references in the Purchase and Loan Agreement to the “Agreement” shall refer to the Purchase and Loan Agreement as amended hereby. To the extent the terms of the Note is inconsistent with the terms hereof, the Note is hereby modified to reflect the terms hereof.

4.                  Continuing Effect. Except as expressly modified in this Amendment, the Purchase and Loan Agreement and the Note shall remain in full force and effect.

5.                  Fees. Within five (5) business days following receipt of reasonably satisfactory documentation thereof, the Company shall reimburse the Buyer or its designee(s) for up to $2,500 of reasonable out-of-pocket costs and expenses incurred by the Buyer and its Affiliates in connection with the transactions contemplated by this Amendment (including, without limitation, legal fees and disbursements in connection with the documentation, negotiation and implementation of the transactions contemplated by this Amendment and due diligence in connection therewith).

6.                  General Provisions.

7.1       Counterparts and Telecopy Execution. This Amendment may be executed in counterpart, and any number of counterparts of this Amendment which have been executed by the Company and the Buyer shall constitute a single original. The Company’s attorney may integrate into one or more documents signature pages from documents executed in counterpart. Unless otherwise required by the Company, the telecopied or pdf signature of a person shall be deemed the original signature of that person and shall be binding for all purposes.

7.2       Ratification. The Buyer and the Company hereby ratify and confirm the Loan Agreement, as amended by this Amendment, in all respects.

7.3       Governing Law. This Amendment shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of Delaware, except for its rules relating to conflicts of laws.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Securities Purchase, Loan and Security Agreement as of the day and year first written above.

BUYER:

BP PEPTIDES, LLC

By: /s/ Matthew Lipman
Name: Matthew Lipman
Title: Manager

COMPANY:

CAPSTONE THERAPEUTICS CORP.

By: /s/ John M. Holliman_
Name: John M. Holliman, III
Title: Executive Chairman